                                                                     Exhibit 5.1

                   [SIMPSON THACHER & BARTLETT LLP LETTERHEAD]

                                             September 12, 2003

TRW Automotive Inc.
12025 Tech Center Drive
Livonia, MI  48150

Ladies and Gentlemen:

         We have acted as counsel to TRW Automotive, Inc., a Delaware corporation (the "Company"), and to certain subsidiaries of the Company named on
Annex I attached hereto (individually, a "Guarantor" and collectively, the
"Guarantors"), in connection with the Registration Statement on Form S-4 (the
"Registration Statement") filed by the Company and the Guarantors with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of (1) $925,000,000 aggregate principal amount of 9o% Senior Notes due 2013 (the "Exchange Dollar
Senior Securities") and the issuance by the Guarantors of guarantees (the
"Dollar Senior Guarantees"), with respect to the Exchange Dollar Senior
Securities, (2) (eurodollar)200,000,000 aggregate principal amount of 10o%
Senior Notes due 2013 (the "Exchange Euro Senior Securities") and the issuance by the Guarantors of guarantees (the "Euro Senior Guarantees"), with respect to the Exchange Euro Senior Securities, (3) $300,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2013 (the "Exchange Dollar Senior
Subordinated Securities") and the issuance by the Guarantors of guarantees (the
"Dollar Senior Subordinated Guarantees"), with respect to the Exchange Dollar
Senior Subordinated Securities and (4) (eurodollar)125,000,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2013 (the "Exchange
Euro Senior

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Subordinated Securities" and, together with the Exchange Dollar Senior
Securities, the Exchange Euro Senior Securities and the Exchange Dollar Senior
Subordinated Securities, the "Exchange Securities") and the issuance by the
Guarantors of guarantees (the "Euro Senior Subordinated Guarantees" and, together with the Dollar Senior Guarantees, the Euro Senior Guarantees and the
Dollar Senior Subordinated Guarantees, the "Guarantees"), with respect to the
Exchange Euro Senior Subordinated Securities. The Exchange Dollar Senior
Securities and the Dollar Senior Guarantees will be issued under an indenture
(the "Dollar Senior Notes Indenture") dated as of February 18, 2003 between the
Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the
Guarantors and the Trustee. The Exchange Euro Senior Securities and the Euro
Senior Guarantees will be issued under an indenture (the "Euro Senior Notes
Indenture") dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Dollar Senior
Subordinated Securities and the Dollar Senior Subordinated Guarantees will be issued under an indenture (the "Dollar Senior Subordinated Notes Indenture")
dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Euro Senior
Subordinated Securities and the Euro Senior Subordinated Guarantees will be issued under an indenture (the "Euro Senior Subordinated Notes Indenture" and,
together with the Dollar Senior Notes Indenture, the Euro Senior Notes Indenture
and the Dollar Senior Subordinated Notes Indenture, the "Indentures") dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among

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the Company, the Guarantors and the Trustee. The Exchange Dollar Senior
Securities will be offered by the Company in exchange for $925,000,000 aggregate principal amount of its outstanding 9o% Senior Notes due 2013. The Exchange Euro
Senior Securities will be offered by the Company in exchange for
(eurodollar)200,000,000 aggregate principal amount of its outstanding 10o%
Senior Notes due 2013. The Exchange Dollar Senior Subordinated Securities will be offered by the Company in exchange for $300,000,000 aggregate principal amount of its outstanding 11% Senior Subordinated Notes due 2013. The Exchange
Euro Senior Subordinated Securities will be offered by the Company in exchange for (eurodollar)125,000,000 aggregate principal amount of its outstanding
11 3/4% Senior Subordinated Notes due 2013.

         We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.
We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

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         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1.    When the Exchange Securities have been duly executed,
     authenticated, issued and delivered in accordance with the provisions of each Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         2.   When (a) the Exchange Securities have been duly executed,
     authenticated, issued and delivered in accordance with the provisions of each Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth above are subject to the effects of (1)
bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2)
general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

         Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (1) the laws of the States of Ohio and California, (2)
the laws of the State of Michigan and (3) the laws of the State of Minnesota, we have relied upon (x) the opinion of David L. Bialosky, Esq., General Counsel of the Company, dated the date hereof, (y) the opinion of Barbara G. Novak, Esq.,
Senior Counsel, Securities and Finance, of the Company, dated the date hereof and (z) the opinion of Faegre & Benson LLP, dated the date hereof, respectively.
Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of Luxembourg, we have assumed the accuracy of the opinion of Kremer Associes & Clifford Chance.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General
Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Law, the law of the State of
New York and the Federal law of the United States and to the extent set forth herein, the laws of the States of Ohio, California, Michigan and Minnesota.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the Prospectus included in the Registration Statement.

                                      Very truly yours,

                                      /s/ Simpson Thacher & Bartlett LLP

                                      SIMPSON THACHER & BARTLETT LLP

                                                                         ANNEX I

                                   GUARANTORS

 LEGAL NAME                                         JURISDICTION OF ORGANIZATION
 ----------                                         ----------------------------

 Kelsey-Hayes Company                                        Delaware
 Kelsey-Hayes Holdings Inc.                                  Delaware
 KH Holdings, Inc.                                           Delaware
 Lake Center Industries Transportation, Inc.                 Minnesota
 Lucas Automotive Inc.                                       Michigan
 LucasVarity Automotive Holding Company                      Delaware
 TRW Auto Holdings Inc.                                      Delaware
 TRW Automotive Finance (Luxembourg), S.a.r.l.               Luxembourg
 TRW Automotive Holding Company                              Delaware
 TRW Automotive J.V. LLC                                     Delaware
 TRW Automotive (LV) Corp.                                   Delaware
 TRW Automotive Safety Systems Arkansas Inc.                 Delaware
 TRW Automotive U.S. LLC                                     Delaware
 TRW Composants Moteurs Inc.                                 Ohio
 TRW East Inc.                                               Delaware
 TRW Occupant Restraints South Africa Inc.                   Delaware
 TRW Odyssey Inc.                                            Delaware
 TRW Overseas Inc.                                           Ohio
 TRW Powder Metal Inc.                                       Delaware
 TRW Safety Systems Inc.                                     Delaware
 TRW Technar Inc.                                            California
 TRW Vehicle Safety Systems Inc.                             Delaware
 Varity Executive Payroll, Inc.                              Delaware
 Worldwide Distribution Centers, Inc.                        Delaware